UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Black Mountain Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	86-2013849
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

425 Houston Street, Suite 400 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A Common Stock and three quarters of one Warrant	New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	New York Stock Exchange
Warrants, exercisable for one share of Class A Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-259469

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share (“Class A common stock”), and warrants to purchase Class A common stock of Black Mountain Acquisition Corp. (the “Registrant”).  The description of the units, Class A common stock and warrants to purchase Class A common stock contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-259469), originally filed with the U.S. Securities and Exchange Commission on September 10, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Exhibit No.	Description
3.1

Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259469), filed with the Securities and Exchange Commission on September 10, 2021).

3.2

Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259469), filed with the Securities and Exchange Commission on September 10, 2021).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259469), filed with the Securities and Exchange Commission on September 10, 2021).

4.1

Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259469), filed with the Securities and Exchange Commission on September 24, 2021).

4.2

Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259469), filed with the Securities and Exchange Commission on September 24, 2021).

4.3

Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259469), filed with the Securities and Exchange Commission on September 24, 2021).

4.4

Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-259469), filed with the Securities and Exchange Commission on September 24, 2021).

10.1

Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259469), filed with the Securities and Exchange Commission on September 24, 2021).

10.2

Form of Registration Rights Agreement by and among the Registrant, sponsor and the other parties thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259469), filed with the Securities and Exchange Commission on September 24, 2021).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 13, 2021

BLACK MOUNTAIN Acquisition CorP.

	By:	/s/ Rhett Bennett
	Name:	Rhett Bennett
	Title:	Chief Executive Officer